Exhibit 21




                                      SUBSIDIARIES OF THE REGISTRANT



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                                                                    Exhibit 21

                                  SUBSIDIARIES OF HURCO COMPANIES, INC.


                                                             Jurisdiction
Name                                                       of Incorporation

Autocon Technologies, Inc.                                    Indiana

IMS Technologies, Inc.                                        Virginia

Hurco GmbH                                          Federal Republic of Germany

Hurco S.A.R.L.                                                France

Hurco Europe Limited                                          United Kingdom

Hurco (S.E. Asia) Pte Ltd.                                    Singapore